LEASE RENEWAL AGREEMENT MADE AND ENTERED INTO THE CITY OF AND DISTRICT OF MONTREAL, ON THIS 11TH DAY OF JANUARY 1999.

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BETWEEN:       METRO II & III (G.P.), general partnership, duly authorized to act on behalf of the owners of the building herein below described, having its placed of business at 8300 Pie IX, Montreal, Province of Quebec, H1Z 4E8, herein acting and represented by Mr. Jordan Aberman, duly authorized for these purposes,

                  (hereinafter referred to as "Lessor")

AND: SPEIZMAN CANADA INC., legal person duly incorporated under the Quebec companies Act, having its head office at 800 Place Victoria, Suite 4702, in the City of Montreal, Province of Quebec, H4Z 1H6, and a place of business at 5205 Metropolitan East, Suite 3, in the City of St-Leonard, Province of Quebec, H1R 1Z7, herein acting and represented by Robert S. Speizman, its President, duly authorized by virtue of a resolution of its Board of Directors, a certified extract of which is annexed to these present;

                  (hereinafter referred to as "Lessee")

WHEREAS the Lessor is acting on behalf of the owners of that certain building bearing civic address 5205 Metropolitan East, St-Leonard, Province of Quebec;

WHEREAS in virtue of a lease starting March 1, 1989 ("Lease") the Lessee leased those certain premises bearing civic address 5205 Metropolitan East, Suite "3", St-Leonard, Province of Quebec, having approximately Two Hundred and Fifty square feet (250 sq. ft.) ("Leased Premises"), for the period of THREE (3) years;

WHERAS by a renewal agreement dated February 17, 1992 (the "First Renewal"), the term has been extended for an additional period of THREE (3) years commencing on March 1st, 1992 and terminating February 28, 1995, upon the terms and conditions set forth in the First Renewal;

WHEREAS by a renewal agreement dated October 24, 1994 (the "Second Renewal"), the term has been extended for an additional period of ONE (1) year commencing on March 1st, 1995 and terminating on February 28, 1996, upon the terms and conditions set forth in the Second Renewal;

WHEREAS by a renewal agreement dated November 21st, 1995 (the "Third Renewal"), the term has been extended for an additional period of ONE (1) year commencing on March 1st, 1996 and terminating on February 28, 1997, upon the terms and conditions set forth in the Third Renewal;

WHEREAS by a renewal agreement dated January 29, 1997 (the "Fourth Renewal"), the term has been extended for an additional period of ONE (1) year commencing on March 1st, 1997 and terminating on February 28, 1998, upon the terms and conditions set forth in the Fourth Renewal.

WHEREAS by a renewal agreement dated September 23rd, 1997 (the "Fifth Renewal"), the term has been extended for an additional period of ONE (1) year commencing on March 1st, 1998 and terminating on February 28, 1999, upon the terms and conditions set forth in the Fifth Renewal;

WHEREAS the Lease as modified by the First Renewal, the Second Renewal, the Third Renewal, the Fourth Renewal and the Fifth Renewal are hereinafter collectively referred to as the "Lease" and the Term as extended by the First Renewal, the Second Renewal, the Third Renewal, the Fourth Renewal and the Fifth Renewal are hereinafter collectively referred to as the "Term";

WHEREAS both the Lessor and the Lessee wish to extend the Lease for a further term of ONE (1) year under the following terms and conditions:

THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. The preamble hereinabove shall form an integral part of the present Lease Renewal Agreement, as if herein recited at length.

2. The Lease Renewal Agreement is made upon and subject to the same terms and conditions as set forth in the Lease save, only as modified by the terms hereof.

3. The Term of the Lease as specified in Clause 2 of the Lease shall be renewed and extended for an additional period of ONE (1) year which shall commence on March 1st, 1999 and shall terminate on February 28, 2000.

4. This Lease Renewal Agreement is made upon and subject to the same terms and conditions as set forth in the Lease, save and except that the rental rate shall be at THREE HUNDRED THIRTY FIVE DOLLARS ($335.00), plus G.S.T. and Q.S.T. and any applicable taxes, gross per month, save and except for Lessee's proportion of the nonresidential municipal surtax.

5. In the event that during the renewed Term of the Lease, the mode of collecting said nonresidential municipal surtax and/or municipal business taxes be altered to make the Lessor liable of them, then such nonresidential municipal surtax and/or municipal business taxes shall be paid by the Lessee to the Lessor.

6. The Lessee represents that is has examined and viewed the Leased Premises and accepts same in their present condition. The present Lease Renewal Agreement is not subject to the Sections applicable to the leasehold improvements of the Lease which condition has already been satisfied.

7.    There shall be no further option to renew the Lease.

8. No alteration, amendment, change or addition to this Lease Renewal Agreement is binding upon the Lessor unless it is in writing and signed by the Lessee and an authorized representative of the Lessor. The Lessor and the Lessee acknowledge and covenant to have read, examined, understood and approved all the provisions of this Lease Renewal Agreement, including without restriction, all schedules attached hereto and forming part hereof.

9. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged, and in full force and effect, except as modified by this Lease Renewal Agreement. It is understood and agreed that all terms and expressions when used in this Lease Renewal Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

10. The parties confirm that it is their wish that this Lease Renewal Agreement be drawn up in English. Les parties aux presentes confirment leur volonte que cette convention soit redigee en anglais.


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IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AT THE PLACE AND ON THE DATE
HEREINBEFORE FIRST INDICATED.


                                          METRO II & III (G.P.)


/s/ Helene Mallette                       /s/ Jordan Aberman
--------------------------------          -----------------------------------
Witness                                   Per:  Mr. Jordan Aberman

--------------------------------
Witness



                                          SPEIZMAN CANADA INC.


/s/ James H. McCorkle, III                /s/ Robert S. Speizman
---------------------------------         -----------------------------------
Witness                                   Per:  Robert S. Speizman, President

/s/ L. Gail Gormly
----------------------------------
Witness

                      EXTRACT FROM THE MINUTES OF THE BOARD
                           OF DIRECTORS OF THE COMPANY
                              SPEIZMAN CANADA INC.




HELD on the 30 day of the month of December, 1998.

BE IT RESOLVED,

1. THAT the Company enter into a Lease Renewal Agreement with Metro II & III (G.P.), for the Leased Premises bearing civic number 5205 Metropolitain East, Suite 3, in the City of St-Leonard, Province of Quebec and that Mr. Robert S. Speizman, its President, be and is hereby authorized to execute the said Lease Renewal Agreement on behalf of the Company.



Certified to be a true copy of a Resolution passed at a meeting of the directors of Speizman Canada Inc. duly called and held on the 30 day of the month of December, 1998, as set forth in the minutes of the said meeting.


SIGNED AND DATED this 30 day of the month of December, 1998.



SPEIZMAN CANADA INC.
(Lessee)


/s/ Robert S. Speizman
Name:  Robert S. Speizman
Function:  President

Affix the corporate seal
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